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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 34                                   Trade Date:  5/14/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date:  5/17/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is May 16, 2001

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
   CUSIP
    or
Common Code            Principal Amount         Interest Rate           Maturity Date         Price to Public
-----------            ----------------         -------------           -------------         ---------------
 91131UBK9               $6,655,000.00              6.25%                  05/15/16                 100%


Interest Payment
   Frequency                                      Subject to                Dates and terms of redemption
  (begin date)         Survivor's Option          Redemption               (including the redemption price)
----------------       -----------------          ----------               --------------------------------
    11/15/01                  Yes                     Yes                      100%            05/15/02
 semi-annually                                                                 semi-annually thereafter


                         Discounts and
Proceeds to UPS           Commissions             Reallowance               Dealer              Other Terms
---------------          -------------            -----------               ------              -----------
 $6,521,900.00            $133,100.00                $3.50              ABN AMRO, Inc.
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